Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into this 26th day of July, 2006, by and among Fleetwood Enterprises, Inc., a Delaware corporation (“Buyer”), and Angelo, Gordon & Co., LP, a Delaware limited partnership (“Seller”), as investment manager for the Beneficial Owners (as defined below).

WHEREAS, Seller is the investment manager for certain of its affiliates that beneficially own (the “Beneficial Owners”) 1,000,000 shares of the 6% Convertible Trust Preferred Securities due 2028, stated liquidation amount of $50 per share (the “Securities”), of Fleetwood Capital Trust, a Delaware statutory trust (the “Trust”), and Seller has full power and authority to dispose of the Securities as investment manager on behalf of the Beneficial Owners as contemplated in this Agreement; and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, all right, title and interest in and to the Securities from Seller, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and representations, warranties and covenants herein set forth, the parties hereto agree as follows:

1.                                      Purchase and Sale of the Securities

1.1           Purchase of the Securities.  At the Closing (as defined in Section 1.3 below), on the terms and subject to the conditions set forth herein, Seller shall, on behalf of the Beneficial Owners, sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the Securities, free and clear of all encumbrances.  The purchase price for the Securities shall be paid in accordance with the terms of Section 1.2 below.

1.2           Purchase Price for the Securities.  Subject to Section 1.3(b) below, as full consideration for the Securities, including all accrued and unpaid interest thereon, Buyer shall pay an aggregate of $31,000,000.00 (the “Purchase Price”) to Seller by wire transfer of immediately available funds to an account designated by Seller in writing to Buyer (“Seller’s Account”), such Seller’s Account to be designated at least one business day prior to the Closing Date (as defined in Section 1.3 below).

1.3           Closing and Closing Date.

(a)           The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at 10:00 a.m. Pacific Daylight Time on the date hereof, or such other time and date as may be mutually agreed upon by Buyer and Seller (the “Closing Date”).

(b)           At the Closing, (i) Seller shall, on behalf of the Beneficial Owners, deliver, or cause to be delivered, the Securities via the Depositary Trust Company’s “Delivery Without A Certificate” FAST electronic delivery system to The Bank of New York, as trustee for the

Securities (“Trustee”), to Trustee’s account, DTC participant number 901, at the Depositary Trust Company (“Trustee’s Account”) and (ii) immediately upon receipt by Trustee of the Securities in Trustee’s Account, Buyer shall pay the Purchase Price to Seller by wire transfer of immediately available funds to Seller’s Account.

2.                                      Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer that:

2.1           Ownership of the Securities.  Seller is the investment manager for the Beneficial Owners.  The Beneficial Owners own the Securities, free and clear of all liens, security interests or encumbrances of any kind.  Upon delivery of the Securities to Buyer at the Closing, Buyer will own the Securities, free and clear of all liens, pledges, security interests, restrictions, prior assignments, options, charges, agreements or other claims or encumbrances of any kind, and will receive good and marketable title to the Securities.

2.2           Authority and Execution.  Seller has the full power and authority to dispose of the Securities as investment manager on behalf of the Beneficial Owners as contemplated in this Agreement.  Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to customary exceptions as to bankruptcy and the availability of equitable remedies.

2.3           No Consents or Violation.  No consent, waiver of approval or authorization is required by Seller from any person or entity in connection with the execution, delivery and performance of this Agreement by Seller and the transactions contemplated hereby.  The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby do not and will not violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material obligation, penalty, premium or right of termination to arise or accrue under any material agreement, contract or other arrangement to which Seller or any of the Beneficial Owners is a party.

2.4           Acknowledgment.  In executing this Agreement, Seller is relying solely upon its own judgment, belief and knowledge and the advice and recommendations of its independently selected legal counsel and financial advisor(s) concerning the transactions contemplated by this Agreement.  Seller acknowledges that neither Buyer nor any of its advisors, agents or representatives has attempted to value the Securities, nor has any of them represented to Seller that the Purchase Price is a fair price.  Seller acknowledges that it is not executing this Agreement in reliance on any promise, representation, or warranty not expressly contained in this Agreement.

2.5           Advisors.  Seller has consulted its own advisors and has not sought, received or relied on any economic, legal, tax or other advice from Buyer or the Trust or their respective advisors, agents or representatives in connection with making the decision to enter into this Agreement.

3.                                      Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller that:

3.1           Authority and Execution.  Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to customary exceptions as to bankruptcy and the availability of equitable remedies.

3.2           Acknowledgement.

(a)           In executing this Agreement, Buyer is relying solely upon its own judgment, belief and knowledge and the advice and recommendations of its independently selected legal counsel and financial advisor(s) concerning the transactions contemplated by this Agreement.  Buyer acknowledges that neither Seller nor any of its advisors, agents or representatives has attempted to value the Securities, nor has any of them represented to Buyer that the Purchase Price is a fair price.  Buyer acknowledges that it is not executing this Agreement in reliance on any promise, representation, or warranty not expressly contained in this Agreement.

(b)           Buyer acknowledges that it is a sophisticated purchaser of equity securities like the Securities and has independently and without reliance upon Seller (except as set forth in Section 2 above) and based on such information as Buyer has deemed appropriate in its independent judgment made its own analysis and decision to enter into this Agreement.  Seller has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in Section 2 above and Seller has no obligations to Buyer, whether express or implied, including, without limitation, fiduciary obligations.

(c)           Buyer is acquiring the Securities pursuant to the terms and conditions of this Agreement for its own account and for purposes of cancelling the Securities only and not with a view towards, and Buyer has no present intention, agreement or arrangement regarding, the distribution, transfer, assignment, resale or subdivision of the Securities.  Buyer is experienced in investment matters, fully understands the transactions contemplated hereby, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its purchase of the Securities and has the financial ability and resources to bear the economic risks of its purchase of the Securities.  Buyer represents that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

(d)           Buyer is fully aware that Seller is relying upon an exemption from registration under the Securities Act and comparable exemptions under state securities or Blue Sky laws, and upon the truth and accuracy of Buyer’s representations set forth herein.  Buyer understands that the Securities are “restricted securities” for purposes of Rule 501 of Regulation D of the Securities Act, and may not in any event be sold, transferred, offered for sale or otherwise disposed of by Buyer without registration under the Securities Act, except pursuant to an exemption from the Securities Act.

3.3           Advisors.  Buyer has consulted its own advisors and has not sought, received or relied on any economic, legal, tax or other advice from Seller or their respective advisors, agents or representatives in connection with making the decision to enter into this Agreement.

3.4           Affiliate Relationship.  The Trust was established pursuant to the Amended and Restated Declaration of Trust, dated as of February 10, 1998, of the Trust, for the sole purpose of issuing and selling the Securities and investing the proceeds therefrom in Buyer’s 6% Convertible Subordinated Debentures due 2028, and Buyer is the guarantor of the Securities.

4.                                      Conditions

4.1           Conditions to Obligations of Buyer.  The obligations of Buyer set forth in this Agreement are subject to the satisfaction by Seller or waiver by Buyer at or prior to the Closing Date of the following conditions:

(a)           each of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; and

(b)           Seller shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

4.2           Conditions to Obligations of Seller.  The obligations of Seller set forth in this Agreement are subject to the satisfaction by Buyer or waiver by Seller at or prior to the Closing Date of the following conditions:

(a)           each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; and

(b)           Buyer shall have performed in all material respects all obligations to be performed by it under this Agreement at or prior to the Closing Date.

5.                                      Miscellaneous

5.1           Further Assurances.  At any time or from time to time upon the request of a party, the other party will execute and deliver such further documents and do such other acts as the requesting party may reasonably request in order to effect fully the purposes of this Agreement.

5.2           Amendment and Modification.  This Agreement may be amended, modified, or supplemented only by written agreement of Buyer and Seller.

5.3           Notices.  All notices and other communications hereunder must be in writing and will be deemed delivered when received personally, by commercial courier service, reputable overnight delivery service or by facsimile to the parties at the addresses set forth on the signature page of this Agreement (or at such other address for a party as may be specified by like notice).

5.4           Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Seller may not assign any of its rights, interests, or obligations hereunder without the prior written consent of Buyer.  This Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.  Any purported assignment by Seller in violation of this Section 5.4 will be null, void and without legal effect.

5.5           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to its conflict of laws provisions.  The parties expressly and irrevocably consent to the exclusive personal jurisdiction and venue of the federal and state courts sitting within the County of New York, New York.  The parties expressly waive all defenses of lack of personal jurisdiction and forum non conveniens with respect to the federal and state courts sitting within the County of New York, New York.

5.6           Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and reasonable disbursements in addition to any other relief to which such party may be entitled.

5.7           Entire Agreement.  This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings and all contemporaneous oral agreements and understandings between the parties with respect to such subject matter.  No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein will constitute an agreement among the parties hereto.

5.8           Fees and Expenses.  Each of Buyer and Seller shall pay its respective fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

5.9           Survival of Representations and Warranties; Indemnification.  All agreements, covenants, representations and warranties of Buyer and Seller contained in or made pursuant to this Agreement, including this Section 5.9, shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Seller or Buyer.  Seller shall indemnify and hold Buyer harmless from and against any and all liabilities relating to or arising out of any breach by Seller of any of its representations, warranties or covenants contained in this Agreement.  Buyer shall indemnify and hold Seller harmless from and against any and all liabilities relating to or arising out of any breach by Buyer of any of its representations, warranties or covenants contained in this Agreement.

5.10         Representation By Counsel.  The parties hereto acknowledge to each other that each has been advised to seek advice from its own legal counsel and that each has executed this Agreement after being so advised and without reliance upon any promise or representation of any person or persons acting for or on behalf of the other, except as expressly set forth in this Agreement.

5.11         Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.  Signatures transmitted by facsimile will be deemed original signatures.

IN WITNESS WHEREOF, the parties have caused this Agreement to become effective as of the date set forth above.

BUYER:

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Boyd R. Plowman
	Name:	Boyd R. Plowman
	Title:	Executive Vice President and Chief
Financial Officer

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
Attention: Boyd R. Plowman
Facsimile: (951) 351-3373

SELLER:

ANGELO, GORDON & CO., LP, as investment manager for the beneficial owners of the Securities

By:	/s/ Joseph R. Wekselblatt
	Name:	Joseph R. Wekselblatt
	Title:	Chief Financial Officer

Angelo, Gordon & Co., LP
245 Park Avenue
New York, New York 10167
Facsimile: (212) 867-6395